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                                 Exhibit 23(c)
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                    Consent of Crowe, Chizek and Company LLP




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                                     [logo]
                                  CROWE CHIZEK

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Park National Corporation of our report dated January 18, 1996 related to the consolidated balance sheets of First-Knox Banc Corp. as of December 31, 1995 and 1994 and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ending December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of First-Knox Banc Corp. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.



                                             /S/ Crowe, Chizek and Company LLP

                                             Crowe, Chizek and Company LLP

Columbus, Ohio
January 21, 1997